EXHIBIT 99.1

Performance Sports Group and Leading Medical Experts Unveil
First-of-its-Kind Technology to Address Mild Traumatic Brain Injury
Simple Device Worn on the Neck Shown to Reduce Indicators of mTBI in Independent Research Studies

NEW YORK – November 17, 2015 – Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, along with several leading medical experts today unveiled what the Company and presenting doctors believe could be a significant breakthrough in addressing mild traumatic brain injury (“mTBI”) in sports.

The potential breakthrough, a proprietary yet easy-to-use band worn on the neck, was unveiled during a presentation that featured leading experts in neurology and medical research. Taking part in the presentation was Dr. Julian Bailes, Chairman of the Department of Neurosurgery and Co-director of the NorthShore University HealthSystem Neurological institute; Dr. Gregory Myer, Director of Research for the Division of Sports Medicine at Cincinnati Children’s hospital; Dr. Neilank Jha, Neurosurgeon and Spine Surgeon and Chairman of KONKUSSION; and Dr. Charles Tator, Senior Scientist, Toronto Western Hospital.  Kevin Davis, CEO of Performance Sports Group and Mark Messier, six-time Stanley Cup winner and member of the Hockey Hall of Fame, also took part in the discussion.

“It was exciting to bring together such a renowned group of medical experts in the field of mild traumatic brain injury and have them agree that this technology – and the supporting science behind it – could be a step forward in addressing mTBI in sports,” Davis said. “As a leading manufacturer of protective sports equipment, we believe it is our obligation to do everything we can to help bring this exciting new technology to athletes around the world.”

The band is the first technology of its kind that is intended to reduce mTBI internally by using the body’s own physiology rather than through the use of external protective devices, such as helmets. The band addresses the “slosh theory,” which was identified by Bailes, Dr. Joseph Fisher, Senior Scientist, Toronto General Research Institute; and Dr. David Smith, Visiting Scientist, Cincinnati Children’s Hospital and Medical Center as one of the key causes of mTBI.

Slosh is the movement of the brain, which is floating in cerebrospinal fluid inside the skull. When the head experiences an impact, or sudden, extreme movement, the brain sloshes inside the skull and can rotate or strike the inside walls of the cranium, often tearing brain fibers. The result of these impacts can produce mTBI. The band is designed to address mTBI through the application of light pressure on the neck, which in turn mildly increases blood volume in the vein structure of the brain. This increase in blood volume is intended to minimize the sloshing of the brain inside the skull.

“This is the first solution to address mTBI from inside the skull,” said Bailes, a founding member of the Brain Injury Research Institute who is portrayed in the upcoming Sony Pictures film Concussion for his work to identify Chronic Traumatic Encephalopathy (CTE) in former professional football players. “By increasing the volume of blood in the cranial cavity, there’s less room for the brain to move which reduces the overall slosh effect which we believe reduces mTBI. The research results are very encouraging and we are excited to work with Performance Sports Group to continue the important research and bring this technology to market.”

In two separate peer-reviewed research studies, which were published in the medical journals Neurosurgery and Journal of Neurosurgery, respectively, the researchers found an 83 percent reduction in the number of torn fibers in a standard concussion model when the band was utilized.  In addition, Dr. Myer cited several other studies during the presentation that showed promising results for the band.

Performance Sports Group acquired the exclusive perpetual, worldwide license from Q30 Sports, LLC (“Q30”) in October 2015 to use its patent and technology assets in the development of products that are intended to address mTBI in sports and athletic activities. The Company has initiated the process of obtaining the necessary regulatory approvals from the United States Food & Drug Administration (FDA), Health Canada and other regulatory bodies in order to market and sell the band to athletes in the global marketplace.

“There is more research that needs to be conducted and we are working with the relevant regulatory bodies to ensure we are following the appropriate and requisite steps to bring this technology to market,” Davis said. “Subject to completion of all the required testing, we would hope to potentially begin offering this product to athletes within the next 12-24 months.”

To see a video of the entire presentation, visit www.performancesportsgroup.com.

About Performance Sports Group Ltd.

Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and it holds the No. 1 North American position in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. The Company is focused on building its leadership position by growing market share in all product categories and pursuing strategic acquisitions. Performance Sports Group is a member of the Russell 2000 and 3000 Indices, as well as the S&P/TSX Composite Index. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws, including with respect to the use of Q30’s patent and technology assets in the development of products that are intended to reduce the incidence of mTBI in sports and athletic activities, obtaining and maintaining approvals from the FDA, Health Canada and other regulatory bodies that are necessary to market and sell products applying the relevant licensed patent and technology assets, and successfully bringing to market products within the next 12-24 months that may have the ability to reduce the incidence of mTBI in sports and athletic activities. The words “may”, “will”, “would”, “should”, “could”, “expects”, “plans”, “intends”, “trends”, “indications”, “anticipates”, “believes”, “estimates”, “predicts”, “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on current assumptions and estimates and are subject to important risks and uncertainties. Many factors could cause outcomes to differ materially from those expressed or implied by the forward-looking statements. Technology that may be considered medical devices are subject to complex regulatory approval processes, which are lengthy and the outcome of which is uncertain. Obtaining regulatory approval is subject to the discretion of regulatory agencies and there is no assurance that any device or product incorporating the Q30 technology will be approved by the applicable regulatory agency on a timely basis, or at all. Any failure or delay to obtain or maintain regulatory approvals could affect the manufacturing and marketing of products and our ability to generate revenue from such products, either of which could adversely affect our business and financial condition. In addition, the manufacture, marketing and sale of the technology will be subject to ongoing and extensive governmental regulation in each country in which the Company intends to market its products. Failure to comply with any of these post-approval requirements can result in a series of sanctions, including withdrawal of the right to market a product. Our success depends on, among other things, the value and reputation of our products or brands. Any new products that are not favourably received by consumers could damage our reputation. The lack of market acceptance of such products or our inability to generate satisfactory revenues from such products to offset their costs and investments could have an adverse effect on our business and financial condition. Furthermore, we cannot be assured that the technologies for which we have obtained licenses are adequately protected to prevent imitation by others. Additional risk factors are detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K dated August 26, 2015 and in the Company’s first quarter report on Form 10-Q, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date hereof, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com